Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 on Form S-1 to Registration Statement No. 333-136861-01 of our report dated March 19, 2007, relating to the financial statements of Great Lakes Dredge & Dock Corporation (formerly GLDD Acquisitions Corp.), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Chicago, Illinois
April 17, 2007